UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 27, 2022

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC
(The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Semiconductor Patent License Agreement

On October 27, 2022, Rambus Inc. (“Rambus”) and Samsung Electronics Co., Ltd., a Korean corporation (“Samsung”) entered into a second amendment (the “Second Amendment”) to that certain Semiconductor Patent License Agreement, dated January 19, 2010 (the “Agreement”), as first amended on October 1, 2013 (the “First Amendment,” and together with the Agreement and the Second Amendment, the “SPLA”). The Second Amendment will be effective as of October 1, 2023.

Under the Second Amendment, Rambus extended the term of the SPLA for an additional ten years, with an updated expiration date of September 30, 2033 (the “Expiration Date”). The Second Amendment includes the existing perpetual and irrevocable paid-up product license without additional product coverage under such license and clarifies the procedures related to the right of first refusal.

The Second Amendment requires that Samsung make payments to Rambus for each calendar quarter prior to the Expiration Date or termination of the Agreement, beginning in the fourth calendar quarter of 2023, based on a specified formula allowing for variable payments based on revenue and subject to a $15,000,000 quarterly cap. The payment terms under the Second Amendment require good faith negotiation and mediation in the event of certain market factors, including but not limited to, the timing, scope, and royalty rates paid by certain third parties to Rambus for use of its patented inventions. The Second Amendment also includes a change of control provision under which Rambus agrees to negotiate the terms of the SPLA with a successor in interest in the event of a change of control of Samsung so long as Samsung meets certain requirements or, otherwise, Rambus may terminate the SPLA upon the change of control of Samsung. In addition, Samsung may terminate the SPLA in the event that Rambus undergoes a change in control under certain circumstances, namely those that would result in duplication of payment. Except as otherwise specifically referenced in the Second Amendment, all other material terms and conditions of the SPLA will remain in effect.

In 2010, Rambus and Samsung entered into a settlement agreement (the “Settlement Agreement”) releasing all claims against each other with respect to all outstanding litigation between them at that time. Rambus and Samsung entered into the SPLA pursuant to the Settlement Agreement, under which Samsung licenses from Rambus non-exclusive rights to certain Rambus patents.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment which Rambus intends to file with the Securities and Exchange Commission (the “SEC”) as an exhibit to a subsequent periodic report. Rambus also intends to seek confidential treatment of certain terms of the Second Amendment in connection with such filing. The Settlement Agreement and the SPLA were filed with the SEC as exhibits to Rambus’ Form 10-Q filed on May 3, 2010. In addition, the First Amendment to the SPLA was filed with the SEC as an exhibit to Rambus’ Form 10-K filed on February 21, 2014.

A copy of the press release issued by Rambus relating to the matters discussed above is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in this press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Rambus Inc., dated October 31, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2022	Rambus Inc.

/s/ Desmond Lynch
Desmond Lynch, Senior Vice President, Finance and Chief Financial Officer